UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 16, 2011 (November 15, 2011)

TPC GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34727	20-0863618
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5151 San Felipe, Suite 800, Houston, Texas 77056

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (713) 627-7474

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

Explanatory Note

TPC Group Inc. (the “Company”) previously furnished on a Form 8-K, dated November 15, 2011( the “Initial 8-K”), presentation materials to be delivered by the Company on November 15, 2011. The Company is filing this Amendment No. 1 to the Initial 8-K (the “Amendment”) solely to correct a typographical error made by the financial printer in the reported market capitalization contained in the presentation materials. Page 4 of the presentation materials attached as Exhibit 99.1 incorrectly stated that the Company’s market capitalization for the last twelve months ended September 2011 was $14 million. The Company’s actual market capitalization for the period was $314 million. This Amendment is being filed for the sole purpose to correct the error on page 4, and there are no other changes or modifications to the Initial 8-K. Revised presentation materials are included as Exhibit 99.1 to this Form 8-K/A.

Pursuant to General Instruction B.2 of Form 8-K and Securities and Exchange Commission Release No. 33-8176, the information contained in the slide presentation furnished as Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	TPC Group Inc. slide presentation to investors and analysts

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TPC GROUP INC.

Date: November 16, 2011	By:	/s/ Shannon B. Weinberg
Shannon B. Weinberg
Deputy General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	TPC Group Inc. slide presentation to investors and analysts